                                                                      EXHIBIT 21



                                 SUBSIDIARIES
                                    OF THE
                                  REGISTRANT


COMPANY                                   STATE OF INCORPORATION
-------                                   ----------------------

First USA Direct Marketing, Inc.                Delaware
First USA Financial Services, Inc.              Utah
First USA Management Resources, Inc.            Delaware
First USA Merchant Services, Inc.               Nevada
First USA Technology, Inc.                      Delaware
GENSAR Holdings Inc.                            Delaware
GENSAR Merchant Processing Inc.                 Delaware
GENSAR Technologies Inc.                        Delaware
MAGroup, Inc.                                   Arizona
Merchant Link, Inc.                             Delaware
Mokarow & Associates, Inc.                      Texas
NationalCard Processing Systems, Inc.           Delaware
Paymentech Fleet Services, Inc.                 Delaware
Paymentech New Hampshire, Inc.                  Delaware